EXHIBIT 99.2

FOR IMMEDIATE RELEASE	For more information, contact:
Marty Ketelaar, Director,
Investor Relations
(515) 362-3693

AmerUs Group Reports Record First Quarter Results:
44 Percent Increase in Net Income

          DES MOINES, Iowa (May 6, 2003)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today reported record first quarter 2003 net income of $35.8 million, or $0.91 per diluted share, a 44 percent increase compared with $24.9 million, or $0.59 per diluted share in the first quarter of 2002.

     Adjusted net operating income for the first quarter of 2003 was $36.1 million, or $0.92 per diluted share, compared with $36.1 million, or $0.86 per diluted share a year ago.1 Commenting on the company’s first quarter results, chairman, president and chief executive officer Roger K. Brooks said, “This was an outstanding quarter for us in many ways. We had record net income since becoming a publicly-traded company in 1997. In addition, net income was very close to our adjusted net operating income and our investment results were very strong.”

Protection Product Sales2

     First quarter fixed life sales were $31.4 million, compared to $30.9 million in the first quarter of 2002. Equity-index and interest-sensitive whole life, AmerUs Group’s most profitable products, amounted to 65 percent of total fixed life sales during the first quarter.

For the year, AmerUs Group expects to grow total fixed life sales to approximately $145 million, an increase of nearly 12 percent over 2002 results.

Accumulation Product Sales2

     Sales of fixed annuity products for the quarter were $376 million, compared with $394 million in the first quarter of 2002. Equity index products comprised 62 percent of first quarter sales compared to 43 percent a year ago. The company expects fixed annuity sales of $1.5 billion in 2003.

Net Investment Income

     Net investment income was $253 million in the first quarter of 2003 compared to $240 million in the first quarter of 2002. Growth in invested assets was offset by lower yields on new investments. The portfolio yield during the first quarter of 2003 was 6.11 percent, compared to 6.19 percent in the fourth quarter of 2002.

Earnings Guidance3

     “I’m also pleased to reaffirm our 2003 adjusted net operating income guidance of $3.70 to $3.80 per share. Growth in our business segments, greater efficiencies and excellent investment performance are the key contributors to generating our strong earnings results,” said Brooks.

Corporate Actions

     The company will hold its annual meeting of shareholders at 2 p.m. (CDT) on Thursday, May 8, 2003 in Des Moines, Iowa. Shareholders of record who wish to attend the annual meeting should contact the company’s corporate secretary at (515) 362-3695 for more information.

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     Additionally, the company intends to merge IL Annuity and Insurance Company into its parent company, Indianapolis Life Insurance Company. IL Annuity is a wholly-owned subsidiary of Indianapolis Life and is no longer writing business. Its sole business activity is servicing its existing blocks of business. The merger is expected to be completed, subject to regulatory approval, in the third quarter of 2003.

Conference Call, Audio Replay and Additional Financial Information

     Interested parties may listen to a conference call with AmerUs Group’s management discussing first quarter 2003 results by calling (toll free) 888-820-4341 (international 706-679-8569) at 11 a.m. EDT on Wednesday, May 7, 2003. An audio replay of AmerUs Group’s call will be available at 2 p.m. EDT, May 7, 2003, through May 14, 2003. The replay can be accessed by dialing 800-642-1687 (international: 706-645-9291), Conference ID 9589534.

     Further detailed financial information, including operating segment income, investment composition, operating expenses and product distribution by channel, can be found in AmerUs Group’s Financial Supplement, which is available by accessing the company’s web site at www.amerus.com or by contacting the company’s investor relations department.

Caution Regarding Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Additionally, forward-looking statements are subject to assumptions, risks and uncertainties. Statements such as “expect,” “anticipate,” “believe,”

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“goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements can be found in the company’s 10-K, filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and AmerUs Group undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York, IL Annuity and Insurance Company, and Indianapolis Life Insurance Company.

     As of March 31, 2003, AmerUs Group’s total assets were $21.4 billion and shareholders’ equity totaled $1,310.9 million, including accumulated other comprehensive income.

1 The company views adjusted net operating income, a non-GAAP financial measure, as an important indicator of financial performance. When presented with net income, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. The definition of adjusted net operating earnings, as presented in this press release, excludes the following items on an after-tax basis from net income: open block realized gains and losses, deferred policy acquisition costs associated with open block realized gains and losses, non-insurance operations, restructuring costs and the impact of SFAS 133. Non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating our performance on a comparable basis to that used

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by security analysts. A reconciliation of net income to adjusted net operating income has been included as part of this press release.

2 Sales for an insurance company are a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure and as a result, have not provided a reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

3 Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated. Accordingly, the company is unable to provide guidance with respect to, or a reconciliation of guidance on, adjusted net operating income per share to GAAP net income per share.

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AMERUS GROUP CO.
ADJUSTED NET OPERATING INCOME
($ in thousands, except share data)

Adjusted net operating income reflects net income adjusted to eliminate certain items, such as open block realized gains and losses, deferred policy acquistion costs associated with open block realized gains and losses, non-insurance operations, restructuring costs and the impact of FAS 133. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP. The adjustments are presented net of income taxes.

	For The Three Months Ended
	March 31,
	2003	2002

Net Income	$35,789	$24,914
Realized (gains) losses on open block investments (A)	(5,276)	6,420
Net amortization of DAC and VOBA due to open block gains or losses (B)	4,305	(1,498)
Net effect of accounting differences from SFAS 133 (C)	17	5,322
Demutualization costs (D)	—	285
Restructuring costs (E)	2,023	1,116
Other income from non-insurance operations (F)	(725)	(456)

Adjusted Net Operating Income	$36,133	$36,103

Adjusted Net Operating Income per common share:
Basic	$0.93	$0.87

Diluted	$0.92	$0.86

Weighted average common shares outstanding:
Basic	38,984,807	41,349,785

Diluted	39,217,951	41,968,570

AMERUS GROUP CO.
NOTES TO ADJUSTED NET OPERATING INCOME

(A)	Represents total open block realized gains or losses on investments. Open block realized gains or losses may vary widely between periods. Such amounts are determined by management’s timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends.

(B)	Represents amortization of DAC and VOBA on the open block realized gains or losses that are included in our product margins.

(C)	Represents the net effect of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” related accounting entries. The accounting entries consist of cash flow hedge amortization, market value adjustments on trading securities, derivatives, certain annuity contracts, and the associated change in amortization of DAC and VOBA resulting from such adjustments.

(D)	Represents costs directly related to our demutualizations. The costs consist primarily of legal, actuarial and consulting expenses.

(E)	Represents costs of restructuring our operations to eliminate duplicative functions. The costs consist primarily of relocation of employees, severance and termination benefits, and systems conversion.

(F)	Represents the net income from our residential financing and property operations which is not part of our insurance operations.

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended March 31,
	2003	2002

Revenues:
Insurance premiums	$81,605	$90,458
Universal life and annuity product charges	44,107	37,128
Net investment income	253,217	239,770
Realized gains (losses) on investments	15,148	(5,254)
Unrealized (losses) on investments	(7,293)	(19,458)
Other income	17,168	12,468

	403,952	355,112

Benefits and expenses:
Policyowner benefits	218,055	206,163
Underwriting, acquisition and other expenses	37,719	36,251
Demutualization costs	—	285
Restructuring costs	3,193	1,795
Amortization of deferred policy acquisition costs and value of business acquired	50,397	39,842
Dividends to policyowners	34,574	28,403

	343,938	312,739

Income before interest and income tax expense	60,014	42,373
Interest expense	6,799	6,027

Income before income tax expense	53,215	36,346
Income tax expense	17,426	11,432

Net income	$35,789	$24,914

Net income per common share:
Basic	$0.92	$0.60

Diluted	$0.91	$0.59

Weighted average common shares outstanding:
Basic	38,984,807	41,349,785

Diluted	39,217,951	41,968,570

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	March 31,	December 31,
	2003	2002

Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$13,432,473	$13,328,902
Equity securities	64,042	63,345
Short-term investments	20,741	32,318
Securities held for trading purposes:
Fixed maturity securities	1,760,274	1,843,868
Mortgage loans	888,323	883,034
Real estate	475	476
Policy loans	493,086	496,753
Other investments	430,359	283,794

Total investments	17,089,773	16,932,490
Cash and cash equivalents	921,054	102,612
Accrued investment income	187,672	185,660
Premiums, fees and other receivables	43,252	13,082
Reinsurance receivables	1,004,194	865,930
Deferred policy acquisition costs	871,646	884,239
Value of business acquired	450,210	454,159
Goodwill	225,075	218,995
Property and equipment	73,908	74,188
Other assets	308,371	326,397
Separate account assets	219,801	235,913

Total assets	$21,394,956	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	March 31,	December 31,
	2003	2002

Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$16,453,162	$16,244,016
Policyowner funds	1,483,713	1,335,144

	17,936,875	17,579,160
Accrued expenses and other liabilities	942,819	283,836
Dividends payable to policyowners	327,054	303,062
Policy and contract claims	39,237	39,569
Income taxes payable	58,783	61,325
Deferred income taxes	25,928	16,499
Notes payable	533,593	511,353
Separate account liabilities	219,801	235,913

Total liabilities	20,084,090	19,030,717
Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 43,695,889 shares issued and 39,051,187 shares outstanding in 2003; 43,656,280 shares issued and 39,011,578 shares outstanding in 2002	43,696	43,656
Additional paid-in capital	1,180,736	1,179,646
Accumulated other comprehensive income	99,886	88,522
Unearned compensation	(860)	(458)
Unallocated ESOP shares	(1,406)	(1,443)
Retained earnings	145,306	109,517
Treasury stock, at cost (4,644,702 shares in 2003 and 2002)	(156,492)	(156,492)

Total stockholders’ equity	1,310,866	1,262,948

Total liabilities and stockholders’ equity	$21,394,956	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Three Months Ended March 31, 2003 and the Year Ended December 31, 2002
($ in thousands)

			Accumulated
		Additional	Other
		Paid-In	Comprehensive	Unearned
	Common Stock	Capital	Income (Loss)	Compensation

Balance at December 31, 2001	$43,506	$1,177,688	$12,669	$(727)
2002:
Net income	—	—	—	—
Net unrealized gain on securities	—	—	73,646	—
Net unrealized gain on derivatives designated as cash flow hedges	—	—	3,434	—
Stock issued under various incentive plans, net of forfeitures	150	5,730	—	269
Stock issued under exercise of warrants	—	(3,802)	—	—
Purchase of treasury stock and ESOP shares	—	—	—	—
Dividends declared on common stock	—	—	—	—
Allocation of shares in leveraged ESOP	—	30	—	—
Minimum pension liability adjustment	—	—	(1,227)	—

Balance at December 31, 2002	43,656	1,179,646	88,522	(458)
2003:
Net income	—	—	—	—
Net unrealized gain (loss) on securities	—	—	10,443	—
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	921	—
Stock issued under various incentive plans, net of forfeitures	40	1,090	—	(402)
Allocation of shares in leveraged ESOP	—	—	—	—

Balance at December 31, 2003	$43,696	$1,180,736	$99,886	$(860)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Unallocated			Total
	ESOP	Retained	Treasury	Stockholders'
	Shares	Earnings	Stock	Equity

Balance at December 31, 2001	$(224)	$62,187	$(56,582)	$1,238,517
2002:
Net income	—	62,866	—	62,866
Net unrealized gain on securities	—	—	—	73,646
Net unrealized gain on derivatives designated as cash flow hedges	—	—	—	3,434
Stock issued under various incentive plans, net of forfeitures	—	—	1	6,150
Stock issued under exercise of warrants	—	—	12,205	8,403
Purchase of treasury stock and ESOP shares	(2,522)	—	(112,116)	(114,638)
Dividends declared on common stock	—	(15,536)	—	(15,536)
Allocation of shares in leveraged ESOP	1,303	—	—	1,333
Minimum pension liability adjustment	—	—	—	(1,227)

Balance at December 31, 2002	(1,443)	109,517	(156,492)	1,262,948
2003:
Net income	—	35,789	—	35,789
Net unrealized gain (loss) on securities	—	—	—	10,443
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	—	921
Stock issued under various incentive plans, net of forfeitures	—	—	—	728
Allocation of shares in leveraged ESOP	37	—	—	37

Balance at December 31, 2003	$(1,406)	$145,306	$(156,492)	$1,310,866